Exhibit 99.1

MCEWEN MINING REPORTS Q1 2018 RESULTS

TORONTO, May 1, 2018 - McEwen Mining Inc. (NYSE: MUX) (TSX: MUX) today reported first quarter results for the period ended March 31, 2018 (“Q1”). McEwen Mining achieved production of 44,344 gold equivalent ounces(1)(“GEOs”) in-line with our expectations. Net cash flow from the business excluding project development costs was $12.4 million, offset by $22.7 million related to investments towards our long-term production growth at Gold Bar, Black Fox and Los Azules projects. Our consolidated net loss was $5.2 million(2), or $0.02 per share. As of April 30, 2018 the Company had cash, investments and precious metals of $47 million and no debt.

Our quarter end conference call will occur on Wednesday, May 2nd at 11am EST. Details are provided below.

The table below provides production and cost results for the first quarter ended March 31, 2018, comparative results from last year, and production and cost guidance for 2018. For the SEC Form 10-Q Financial Statements and MD&A refer to: http://www.sec.gov/cgi-bin/browse-edgar?action=getcompany&CIK=0000314203

Production and Costs

	Q1		Full Year
	2017	2018	2018 Guidance
Consolidated Production
Gold (oz)	20,096	35,069	128,000
Silver (oz)	722,767	695,651	3,225,000
GEOs(1)	29,733	44,344	171,000
El Gallo Mine, Mexico
GEOs(1)	9,808	12,217	32,000
Cash Cost ($/GEO)(1)(4)	564	691	650
AISC ($/GEO)(1)(4)	668	753	715
San José Mine, Argentina (49%)(3)
Gold (oz)	10,366	10,822	48,000
Silver (oz)	716,973	692,052	3,225,000
GEOs(1)	19,925	20,049	91,000
Cash Cost ($/GEO)(1)(4)	915	934	860
AISC ($/GEO)(1)(4)	1,165	1,148	1,110
Black Fox Mine, Canada(5)
GEOs(1)	—	12,078	48,000
Cash Cost ($/GEO)(1)(4)	—	849	920
AISC ($/GEO)(1)(4)	—	1,188	1,210

Notes:

(1)              Silver and gold production are presented as gold equivalent ounces (GEOs). GEOs approximate prevailing spot prices at the beginning of the year. The silver to gold ratio used for 2017 and 2018 is 75:1.

(2)              All amounts are reported in US dollars unless otherwise stated.

(3)              Represents the portion attributable to us from our 49% interest in the San José Mine.

(4)              Earnings from mining operations, total cash costs, all-in sustaining costs (AISC), and cash, investments and precious metals are non-GAAP financial performance measures with no standardized definition under U.S. GAAP. See “Cautionary Note Regarding Non-GAAP Measures” for additional information, including definitions of these terms.

(5)              Since the Black Fox mine was acquired on October 6, 2017, only gold production from the mine after this date was included in the 2017 total.

The table below provides financial highlights for the quarter ended March 31, 2018, and comparative results from last year.

Financial Highlights

	Quarter Ended Mar 31, 2017	Quarter Ended Mar 31, 2018
Treasury
Cash, Investments and Precious Metals ($ millions)(4)	55.1	55.4
Working Capital ($ millions)	58.3	39.3
Debt	nil	nil
Earnings from Mining Operations(4)
El Gallo Mine ($ millions)	8.2	12.4
San José Mine (49%) ($ millions)	5.7	3.5
Black Fox Mine ($ millions)	—	3.1
Consolidated Net Income
Net Income (Loss) ($ millions)	(3.0)	(5.2)
Net Income (Loss) per Share ($)	(0.01)	(0.02)
Cash Flow
Net Cash Flow Provided (Used) in Operations ($ millions)	(6.9)	11.0

Gold Bar Mine, USA (100%)

During Q1 2018, construction activities at Gold Bar focused on finishing civil works related to the heap leach pad, ponds and site infrastructure, in preparation for major equipment and material deliveries in Q2 2018. Cumulative to date, we have capitalized $14.8 million to construction in progress relating to permitting, engineering, and site development activities. Construction is advancing on schedule for completion by the end of 2018. During the first three years of operation beginning in 2019 Gold Bar is projected to produce approximately 55,000, 74,000 and 68,000 ounces of gold respectively.

El Gallo Mine, Mexico (100%)

During Q1 2018, the mine produced 12,217 GEOs, compared to 9,808 GEOs in 2017. Total cash costs and AISC were $691 and $753 per GEO, respectively. Production and cost guidance for 2018 are for 32,000 GEOs at a cash cost and AISC of $650 and $715 per GEO, respectively.

Mining from the existing open pits will cease in Q2 2018, while heap leaching activities are expected continue until 2020, or as long as it remains economical to do so. Operating expenses will begin to diminish significantly in Q2 2018, while gold production will decline more gradually, resulting in an overall reduction in cost per ounce produced for the balance of 2018.

Currently we are mining from the levels in the pits where the ores are transitioning from oxide to sulfide, and will soon be unsuitable for heap leach gold recovery. In order to treat the sulfide ores we would need to build a new treatment facility. Our exploration has been encountering encouraging grades in sulfide ores, and an assessment of how best to treat them is underway in conjunction with our work on the nearby El Gallo Silver Project. The results of our assessment will be released during Q2.

Black Fox Mine, Canada (100%)

During Q1 2018, the mine produced 12,098 GEOs. Total cash costs and AISC were $849 and $1,188 per GEO, respectively. Production and cost guidance for 2018 are for 48,000 GEOs at a revised cash cost and AISC of $920 and $1,210 per GEO, respectively. Cash cost guidance is being revised down from $1,025 to $920 on a reclassification certain development expenditures that should be part of AISC and not cash costs.

A $15 million exploration program is currently underway at the Black Fox Complex, please refer to the exploration results published on April 30, 2018 available on the McEwen Mining website www.mcewenmining.com.

For 2018, we have budgeted a total of $16.0 million for sustaining and capital expenditure activities at the Black Fox mine, from which we spent $4.1 million during the first quarter of 2018.

San José Mine, Argentina (49%)

Our attributable production from San José in Q1 2018 was 10,822 gold ounces and 692,052 silver ounces, for a total of 20,049 GEOs. Total cash costs and AISC were $934 and $1,148 per GEO, respectively.

During Q1, we received $4.9 million in dividends from our interest in San José, which compares to $2.5 million in dividends received during the same period in 2017. For 2018, we expect to continue to receive dividends in excess of $12 million, with the final amount being determined by the profitability, treasury position, and decisions on capital and exploration investments.

Los Azules Project, Argentina (100%)

For the 2017-2018 exploration season at Los Azules, we have budgeted $5.3 million, of which we spent $3.2 million during Q1 2018.  The activities performed were mainly technical and environmental base line monitoring work, to advance permitting efforts.

Shareholder Distributions

During Q1 2018, the McEwen Mining paid a semi-annual return of capital distribution of $0.005 per share of common stock, for a total distribution of $1.7 million.

Conference Call and Webcast

We invite you to join our conference call, where management will discuss our Q1 2018 financial results and project developments and follow with a question and answer session. Questions can be asked directly by participants over the telephone or can be emailed in advance to cd@mcewenmining.com. Please email questions prior to the start of the call.

	Toll Free US & Canada:	1 (844) 630-9911
Wednesday, May 2nd, 2018	Outside US & Canada:	1 (210) 229-8828
11:00 am ET	Conference ID Number:	5779589
	Webcast Link:	https://edge.media-server.com/m6/p/zz3t4vzv

An archived replay of the webcast will be available for one week after it takes place. Access the replay using the link https://edge.media-server.com/m6/p/zz3t4vzv calling (855) 859-2056 (North America) / (404) 537-3406 (International), Conference ID Number 5779589.

ABOUT MCEWEN MINING

McEwen has the goal to qualify for inclusion in the S&P 500 Index by creating a profitable gold and silver producer focused in the Americas. McEwen’s principal assets consist of: the San José mine in Santa Cruz, Argentina (49% interest); the El Gallo Gold mine in Mexico; the Black Fox mine in Timmins, Canada; the Gold Bar mine in Nevada, currently under construction; and the large Los Azules copper project in Argentina, advancing towards development.

McEwen has a total of 337 million shares outstanding. Rob McEwen, Chairman and Chief Owner, owns 24% of the shares.

QUALIFIED PERSON

The technical contents of this news release has been reviewed and approved by Xavier Ochoa, Chief Operating Officer of McEwen Mining and a Qualified Person as defined by Canadian Securities Administrators National Instrument 43-101 “Standards of Disclosure for Mineral Projects”.

RELIABILITY OF INFORMATION REGARDING SAN JOSÉ

Minera Santa Cruz S.A., the owner of the San José Mine, is responsible for and has supplied to the Company all reported results from the San José Mine. McEwen Mining’s joint venture partner, a subsidiary of Hochschild Mining plc, and its affiliates other than MSC do not accept responsibility for the use of project data or the adequacy or accuracy of this release.

CAUTIONARY NOTE REGARDING NON-GAAP MEASURES

In this report, we have provided information prepared or calculated according to U.S. GAAP, as well as provided some non-U.S. GAAP (“non-GAAP”) performance measures. Because the non-GAAP performance measures do not have any standardized meaning prescribed by U.S. GAAP, they may not be comparable to similar measures presented by other companies.

Total Cash Costs and All-in Sustaining Costs

Total cash costs consist of mining, processing, on-site general and administrative costs, community and permitting costs related to current explorations, royalty costs, refining and treatment charges (for both doré and concentrate products), sales costs, export taxes and operational stripping costs. All-in sustaining cash costs consist of total cash costs (as described above), plus environmental rehabilitation costs, amortization of the asset retirement costs related to operating sites, sustaining exploration and development costs, and sustaining capital expenditures. In order to arrive at our consolidated all-in sustaining costs, we also include corporate general and administrative expenses. Depreciation is excluded from both total cash costs and all-in sustaining cash costs. For both total cash costs and all-in sustaining costs we include our attributable share of total cash costs from operations where we hold less than a 100% economic share in the production, such as MSC, where we hold a 49% interest.  Total cash cost and all-in sustaining cash cost per ounce sold are calculated on a co-product basis by dividing the respective proportionate share of the total cash costs and all-in sustaining cash costs for the period attributable to each metal by the ounces of each respective metal sold. We use and report these measures to provide additional information regarding operational efficiencies both on a consolidated and an individual mine basis, and believe that these measures provide investors and analysts with useful information about our underlying costs of operations. A reconciliation to the nearest U.S. GAAP measure is provided in McEwen Mining’s Annual Report on Form 10-Q for the quarter ended March 31, 2018.

Earnings from mining operations

The term Earnings from Mining Operations used in this report is a non-GAAP financial measure. We use and report this measure because we believe it provides investors and analysts with a useful measure of the underlying earnings from our mining operations. We define Earnings from Mining Operations as Gold and Silver Revenues from our El Gallo Mine and our 49% attributable share of the San José Mine’s Net Sales, less their respective Production Costs Applicable to Sales. To the extent that Production Costs Applicable to Sales may include depreciation and amortization expense related to the fair value increments on historical business acquisitions (fair value paid in excess of the carrying value of the underlying assets and liabilities assumed on the date of acquisition), we deduct this expense in order to arrive at Production Costs Applicable to Sales that only include depreciation and amortization expense incurred at the mine-site level. The San José Mine Net Sales and Production Costs Applicable to Sales are presented, on a 100% basis, in Note 5 of McEwen Mining’s Annual Report on Form 10-Q for the quarter ended March 31, 2018.

Cash, investments and precious metals

The term cash, investments and precious metals used in this report is a non-GAAP financial measure. We report this measure to better understand our liquidity in each reporting period. Cash, investments and precious metals is calculated as the sum of cash, investments and ounces of doré held in inventory, valued at the London P.M. Fix spot price at the corresponding period. A reconciliation to the most directly comparable U.S. GAAP measure, Sales of Gold and Silver, is provided in McEwen Mining’s Annual  Report on Form 10-Q for the quarter ended March 31, 2018.

CAUTION CONCERNING FORWARD-LOOKING STATEMENTS

This news release contains certain forward-looking statements and information, including “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. The forward-looking statements and information expressed, as at the date of this news release, McEwen Mining Inc.’s (the “Company”) estimates, forecasts, projections, expectations or beliefs as to future events and results. Forward-looking statements and information are necessarily based upon a number of estimates and assumptions that, while considered reasonable by management, are inherently subject to significant business, economic and competitive uncertainties, risks and contingencies, and there can be no assurance that such statements and information will prove to be accurate. Therefore, actual results and future events could differ materially from those anticipated in such statements and information. Risks and uncertainties that could cause results or future events to differ materially from current expectations expressed or implied by the forward-looking statements and information include, but are not limited to, factors associated with fluctuations in the market price of precious metals, mining industry risks, political, economic, social and security risks associated with foreign operations, the ability of the corporation to receive or receive in a timely manner permits or other approvals required in connection with operations, risks associated with the construction of mining operations and commencement of production and the projected costs thereof, risks related to litigation, the state of the capital markets, environmental risks and hazards, uncertainty as to calculation of mineral resources and reserves, and other risks. The Company’s dividend policy will be reviewed periodically by the Board of Directors and is subject to change based on certain factors such as the capital needs of the Company and its future operating results. Readers should not place undue reliance on forward-looking statements or information included herein, which speak only as of the date hereof. The Company undertakes no obligation to reissue or update forward-looking statements or information as a result of new information or events after the date hereof except as may be required by law. See McEwen Mining’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017 and other filings with the Securities and Exchange Commission, under the caption “Risk Factors”, for additional information on risks, uncertainties and other factors relating to the forward-looking statements and information regarding the Company. All forward-looking statements and information made in this news release are qualified by this cautionary statement.

The NYSE and TSX have not reviewed and do not accept responsibility for the adequacy or accuracy of the contents of this news release, which has been prepared by management of McEwen Mining Inc.

CONTACT INFORMATION:

Mihaela Iancu Investor Relations	Website: www.mcewenmining.com	150 King Street West Suite 2800, P.O. Box 24
(647)-258-0395 ext 320 info@mcewenmining.com	Facebook: facebook.com/mcewenrob	Toronto, ON, Canada M5H 1J9
	Twitter: twitter.com/mcewenmining	(866)-441-0690
Instagram: instagram.com/mcewenmining